UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 4, 2021
VOYA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35897	No.	52-1222820
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue
New York	New York		10169
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 309-8200
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 Par Value	VOYA	New York Stock Exchange
Depositary Shares, each representing a 1/40th	VOYAPrB	New York Stock Exchange
interest in a share of 5.35% Fixed-Rate Non-Cumulative Preferred Stock, Series B, $0.01 par value
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Item 2.01    Completion of Acquisition or Disposition of Assets
On January 4, 2021, Voya Financial, Inc. (the “Company”), completed the sale of its Individual Life and legacy non-retirement annuities business to affiliates of Resolution Life U.S. Holdings Inc., a Delaware corporation (“Resolution Life US”). Pursuant to the sale, Resolution Life US has acquired all of the shares of the capital stock of Security Life of Denver Insurance Company, a Colorado-domiciled life insurance company (“SLD”), and several other subsidiaries of the Company associated with the Company’s life insurance business.

Concurrently with its acquisition by Resolution Life US, SLD entered into reinsurance agreements with ReliaStar Life Insurance Company, an insurance company organized under the laws of the State of Minnesota (“RLI”), ReliaStar Life Insurance Company of New York, an insurance company organized under the laws of the State of New York (“RLNY”), and Voya Retirement Insurance and Annuity Company, an insurance company organized under the laws of the State of Connecticut (“VRIAC”), each of which is a direct or indirect wholly owned subsidiary of the Company. Pursuant to these agreements, RLI and VRIAC have reinsured to SLD a 100% quota share, and RLNY has reinsured to SLD a 75% quota share, of their respective in-scope individual life insurance and annuities businesses. RLI, RLNY, and VRIAC remain subsidiaries of the Company. The transaction has resulted in the Company’s disposition of substantially all of its life insurance and legacy non-retirement annuity businesses and related assets.

Resolution Life US is an insurance holding company formed by Resolution Life Group Holdings, L.P., a Bermuda-based limited partnership (“RLGH”).

The purchase price received by the Company at the closing was based on estimated amounts and is subject to a post-close true-up mechanism pursuant to which the purchase price will be adjusted based on SLD’s adjusted book value as of the closing date. This true-up is currently expected to be completed in the second half of 2021. In addition to cash consideration, proceeds include an approximately $225 million interest in RLGH and certain other affiliates of Resolution Life US, and $123 million principal amount in surplus notes issued by SLD. In connection with the closing, the Company agreed to defer receipt of $100 million in cash proceeds for a period of up to 42 months, subject to an adjustment mechanism based on certain financial contingencies affecting SLD over that period. In addition, in connection with the unwind of certain guarantee obligations affecting portions of SLD’s business, in lieu of $60 million of cash proceeds, the Company has received approximately $60 million in additional interests in Resolution Life US affiliates.

In connection with the closing, Voya Investment Management, LLC (“Voya IM”), has entered into agreements to perform asset management services for Resolution Life US. Pursuant to these agreements, Voya IM has been appointed investment manager over approximately $20 billion of SLD’s core fixed income and specialty assets.

Item 9.01    Financial Statements and Exhibits
(b)    Pro forma financial information
The pro forma financial information required by Article 11 of Regulation S-X are attached hereto as Exhibit 99.1 and incorporated by reference herein.
(d)    Exhibits
99.1    Unaudited Pro Forma Condensed Consolidated Financial Statements
104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:        /s/ Trevor Ogle
Name:    Trevor Ogle
Title:    Senior Vice President and Deputy General Counsel
Dated: January 8, 2021